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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Power-One, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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740 Calle Plano
Camarillo, California 93012

Dear Stockholder:

        Stockholders of record as of August 1, 2008 are cordially invited to attend a Special Meeting of Stockholders which will be held at the Courtyard Marriott, 4994 Verdugo Way, Camarillo, California 93012 on Tuesday, September 9, 2008, at 8:00 a.m., local time.

        On June 17, 2008, we issued $75 million of our 8% Senior Secured Convertible Notes due 2013 to institutional investors. We used a portion of the net proceeds from the offering to retire approximately $50.2 million of previously incurred acquisition indebtedness (including interest) provided by PWER Bridge LLC, and we intend to use the balance for general corporate purposes. The notes are convertible into shares of our common stock, initially based on a conversion rate of 304.8780 shares per $1,000 in principal amount of the notes (equivalent to an initial conversion price of approximately $3.28 per share), at any time on or prior to the close of business on the business day immediately preceding June 17, 2013, the maturity date of the notes.

        At the Special Meeting, you will be asked to approve, for purposes of NASDAQ Marketplace Rule 4350(i)(1)(D)(ii), an increase in the number of shares of our common stock that are potentially issuable upon conversion of the notes. The Board of Directors has approved this increase, subject to stockholder approval, and recommends stockholders to vote "FOR" this increase.

        The attached Proxy Statement contains information about these matters. Whether or not you plan to attend the Special Meeting, please promptly execute and return your proxy card to ensure that your shares are represented at the meeting. Your vote is important. We urge you to read the Proxy Statement carefully, and to vote by proxy for the proposal described therein, by marking, signing, dating, and returning the enclosed proxy card in the postage-paid envelope.

        The Proxy Statement and the accompanying proxy card are being mailed to our stockholders on or about August 5, 2008. Whether you plan to attend the meeting or not, I encourage you to vote promptly so your shares will be represented at the meeting.

        Thank you for your cooperation and continued support.

Sincerely,

Randall H. Holliday Secretary

Camarillo, California
August 5, 2008

740 Calle Plano
Camarillo, California 93012

Notice of Special Meeting of Stockholders

To Our Stockholders:

WHAT:	Our Special Meeting of Stockholders
WHEN:	September 9, 2008 at 8:00 a.m., local time
WHERE:	The Courtyard Marriott, 4994 Verdugo Way, Camarillo, California 93012
WHY:	At this meeting, we plan to:
	1.	Approve an increase in the number of shares of common stock that are potentially issuable upon conversion of our 8% Senior Secured Convertible Notes due 2013; and
	2.	Transact any other business which may properly be presented at the meeting or any adjournment.

        Only stockholders of record at the close of business on August 1, 2008 will receive notice and be eligible to vote at the Special Meeting.

        All stockholders are encouraged to attend the Special Meeting. Whether or not you plan to attend, please promptly return the enclosed proxy card to ensure that your shares are represented at the Special Meeting.

        Please refer to the enclosed proxy card for voting directions. Please vote as soon as possible. We have enclosed a postage-prepaid envelope for your convenience for return of the proxy card.

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
August 5, 2008

GENERAL INFORMATION

        The Board of Directors of Power-One, Inc. seeks your Proxy for use at our Special Meeting of Stockholders. We will hold the meeting according to our Notice of Special Meeting, unless we adjourn to a later date and/or time.

        This Proxy Statement and the accompanying Notice of Special Meeting discuss the purpose of the Special Meeting. This Proxy Statement, the accompanying Notice of Special Meeting and enclosed proxy card first will be sent to stockholders on or about August 5, 2008.

*  VOTING AND SOLICITATION

        Each share of our common stock has one vote on all matters submitted to our stockholders at the Special Meeting. Stockholders of record as of the close of business on August 1, 2008 will receive notice of and may vote at the Special Meeting. Eligible stockholders may vote by marking, signing, dating and returning the proxy card.

        There were 87,766,168 shares of our common stock outstanding as of August 1, 2008. The closing sale price on that date was $2.13 per share. Our common stock is quoted on the NASDAQ Global Market® under the symbol "PWER."

        We have not hired a firm to assist in the proxy solicitation process but may do so if we determine that such assistance is necessary or advisable. If we retain such a firm, we will pay all fees and reasonable out-of-pocket expenses related to the retention of any such proxy solicitation firm. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in sending solicitation materials to beneficial owners.

         Voting Matters.    The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the meeting. If we do not obtain a quorum at the Special Meeting, we may or may not decide to adjourn the meeting.

        The affirmative vote of the holders of a majority of our common stock having voting power present, in person or represented by proxy at the Special Meeting is required for approval of the proposal to approve an increase in the number of shares of common stock that are potentially issuable upon conversion of our 8% Senior Secured Convertible Notes due 2013, referred to as the notes. For purposes of this proposal, abstentions will have the same effect as a negative vote.

        Under NASDAQ rules, if you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on how to vote your shares, your broker or nominee will not be permitted to exercise voting discretion with respect to non-routine matters, including the proposal to approve an increase in the number of shares of common stock issuable upon conversion of the notes. "Broker non-votes" will result when a broker or nominee is not instructed to vote for the proposal for which they do not have voting discretion. Broker non-votes with respect to the proposal to approve an increase in the number of shares of common stock that are potentially issuable upon conversion of the notes will not be counted as shares present and entitled to vote on the proposal and, accordingly, will not have any effect with respect to the approval of the proposal (other than to reduce the number of affirmative votes required to approve the proposal).

         Revoking Your Proxy.    Any Proxy may be revoked at any time before it is actually voted at the Special Meeting. Regardless of the method of voting used, you may revoke your Proxy by:

  •
  Delivering a written notice of revocation, dated later than the Proxy, before the vote is taken at the Special Meeting.

  •
  Executing a later dated Proxy before the vote is taken at the Special Meeting.

  •
  Voting in person at the Special Meeting (your attendance at the meeting, by itself, does not revoke your earlier Proxy).

        Any written notice of revocation, or later Proxy, should be delivered to our principal executive offices at Power-One, Inc., 740 Calle Plano, Camarillo, CA 93012, Attention: Secretary.

*  DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE FISCAL 2008 ANNUAL MEETING

        Any stockholder who intends to present a proposal at our Annual Meeting for fiscal year 2008 must deliver the proposal to us at our principal executive offices not later than November 14, 2008 for inclusion in our Proxy Statement and form of Proxy relating to the meeting.

        Stockholder proposals to be presented at an Annual Meeting of Stockholders but not submitted for inclusion in our Proxy Statement for that meeting must be received by our Secretary at our principal executive offices not less than 90, nor more than 120 days prior to the meeting. However, if less than 100 days' notice from the date of the meeting is given to stockholders, then notice by the stockholder of any proposal need only be received within 10 days from the date on which notice of the meeting is given. Stockholder proposals must contain information required by Section 2.10 of our bylaws and comply with applicable legal requirements.

        Our bylaws are available via the "Governance—Introduction" link found under our main "Investors" link at our website located at www.power-one.com. Alternatively, any stockholder may obtain a copy of our bylaws by submitting a request to our Secretary at our principal executive offices. The contents of our website are not part of our Proxy Statement.

PROPOSAL 1
PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE
UPON CONVERSION OF OUR 8% SENIOR SECURED CONVERTIBLE NOTES DUE 2013

*  BACKGROUND

        On June 12, 2008, we entered into a purchase agreement under which we agreed to sell $75 million aggregate principal amount of our 8% Senior Secured Convertible Notes due 2013, referred to as the notes, to Lehman Brothers Inc., as initial purchaser for resale to certain qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933, as amended. We issued the notes on June 17, 2008. We also granted the initial purchaser an option to purchase up to an additional $5 million aggregate principal amount of the notes, which was exercised by the initial purchaser, with the additional notes issued on July 16, 2008. The net proceeds from the sale of the notes were approximately $70.5 million, after deducting the initial purchaser's discount and estimated offering expenses. We used a portion of the net proceeds from the offering to retire approximately $50.2 million of previously incurred acquisition indebtedness (including interest) provided by PWER Bridge LLC, and we intend to use the balance for general corporate purposes. The notes are governed by an indenture, dated as of June 17, 2008 between us and The Bank of New York Trust Company, N.A., as trustee. The notes bear interest at a rate of 8% per annum, payable in cash in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2008 and the notes will mature on June 17, 2013. The notes will rank equal in right of payment with all of our existing and future senior unsecured indebtedness that is not subordinated by its terms.

        Under the indenture for the notes, the conversion rate on the notes is initially 304.8780 shares of common stock per $1,000 in principal amount of the notes, which is equivalent to an initial price of approximately $3.28 per share. The conversion rate is subject to reset on June 18, 2009 if our average common stock price is lower than $3.28 during the five trading days preceding June 18, 2009 (assuming no other adjustments to the conversion price prior to June 18, 2009). If, on June 18, 2009 our average common stock price is equal to, or higher than, $3.28, there will be no adjustment to the conversion rate on that date. On June 18, 2009, if our average common stock price is lower than $3.28 during the five trading days preceding such date, the conversion rate will increase to a conversion rate that is equivalent to a conversion price equal to the average common stock price during such five trading day period, subject to a cap of 362.3188 shares per $1,000 in principal amount of the notes, which is equivalent to a conversion price of $2.76 per share. Throughout this proxy statement, we generally refer to this restriction on the issuance of shares underlying the notes as the "share cap." We are seeking stockholder approval to remove the share cap, which would have the effect of increasing the number of shares of common stock that are potentially issuable upon conversion of the notes in the event the conversion rate is reset on June 18, 2009.

*  QUESTIONS AND ANSWERS ON THE PROPOSAL

        The following questions and answers address briefly some questions you may have regarding the proposal. These questions and answers may not address all questions that may be important to you as a stockholder. For additional information regarding the notes, please refer to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2008, and the full text of the indenture and the form of the notes, each of which is attached as an exhibit to such Current Report on Form 8-K.

Q:
Why are we convening a Special Meeting to consider a proposal to allow an increase in the number of shares of common stock issuable upon conversion of the notes?

A:
As described above, there is a potential for the conversion rate on the notes to reset on June 18, 2009, if our average common stock price is lower than $3.28 during the five trading days preceding June 18, 2009, except that any increase in the conversion rate is subject to the share cap. Under the terms of the indenture, we agreed to submit for approval by our stockholders a proposal to remove the share cap, and therefore to increase the number of shares of our common stock that are potentially issuable upon conversion of our notes.

Q:
What is the purpose of the share cap and why do we need stockholder approval to remove it?

A.
We are subject to the Marketplace Rules of The NASDAQ Stock Market because our common stock is listed on the NASDAQ Global Market. NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) requires stockholder approval of any sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding or 20% or more of the voting power outstanding before such issuance for a price less than the greater of book or market value of the common stock at the time of such issuance. To ensure compliance with the NASDAQ Marketplace Rule, we put in place the share cap to ensure that the notes are not convertible into more than 362.3188 shares per $1,000 in principal amount of the notes, which is equivalent to a conversion price of $2.76 per share (which is a $0.01 more than the closing sale price of our common stock as of the date of the offering memorandum for the notes), without stockholder approval. If the conversion rate resets on June 18, 2009, the contemplated increase in the number of shares of our common stock into which the notes may convert would constitute a potential below-market issuance of over 20% of our common stock, in breach of NASDAQ Marketplace Rule 4350(i)(1)(D)(ii), unless we obtain stockholder approval.

Q:
If stockholder approval is obtained, is there a limit on the number of shares of common stock issuable upon conversion of the notes?

A:
Yes. Even if stockholder approval is obtained, the maximum conversion rate would be 500 shares of common stock per $1,000 in principal amount of the notes, which is equivalent to a conversion price of $2.00 (assuming no other adjustments to the conversion price prior to June 18, 2009).

Q:
If stockholder approval is obtained, what will be the impact on the rights of existing stockholders?

A:
If stockholder approval is obtained, the number of shares of common stock that are potentially issuable through conversion of the notes will increase. Such increase will potentially increase the dilution of our existing common stockholders' ownership interests in us, through conversion of the notes. As a comparison, under the initial conversion rate of 304.8780 shares per $1,000 in principal amount of the notes, we may issue up to a total of 24,390,240 shares of common stock (assuming no other adjustments to the conversion price prior to June 18, 2009), which represents approximately 27.8% of the total number of shares of common stock outstanding as of August 1, 2008. If stockholder approval is obtained, under the maximum conversion rate of 500 shares per $1,000 in principal amount of the notes, we may issue up to a total of 40,000,000 shares of common stock

  (assuming no other adjustments to the conversion price prior to June 18, 2009), which represents approximately 45.6% of the total number of shares of common stock outstanding as of August 1, 2008. The rights and privileges associated with the common stock potentially issuable through conversion of the notes will be identical to the rights and privileges associated with the common stock held by our existing stockholders, including voting rights. Our common stock has no preemptive or conversion rights or other subscription rights. The outstanding shares of our common stock are, and the shares of common stock issuable upon conversion of the notes will be, fully paid and non-assessable.

Q:
Are there other provisions of the indenture that may be affected by the stockholder vote at the Special Meeting?

A:
Under certain circumstances involving a "fundamental change" including certain mergers or consolidations into another person and certain recapitalizations, reclassifications and other corporate actions having a similar effect with respect to our common stock, the holders of the notes may receive additional shares of common stock if they convert their notes. The number of additional shares they will receive is limited by, among other things, the share cap. If stockholder approval is obtained at the Special Meeting, the share cap would be removed.

Q:
Do the conversion rates and conversion prices discussed above assume no other adjustments to the conversion rate?

A:
Yes. The conversion rates and conversion prices discussed above assume no other adjustments to the conversion rate. In addition to an adjustment in connection with a "fundamental change" as discussed above, the indenture provides for other adjustments, including adjustments in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate action having the similar effect with respect to our common stock and adjustments for issuances of additional shares at a price less than the then applicable conversion price. If the conversion rate were adjusted pursuant to the other adjustment provisions of the indenture, the conversion rate and conversion prices would have to be adjusted accordingly. For example, if we effected a two-for-one stock split, the applicable conversion price on June 18, 2009 would be $1.38 (as opposed to $2.76). As of the date of this proxy statement, there have been no adjustments to the initial conversion rate or the initial conversion price.

Q:
Are the other provisions of the indenture that provide for adjustment to the conversion rate affected by the stockholder vote at the Special Meeting?

A:
Yes. To the extent the other adjustment provisions were limited by the share cap, the conversion rate will be able to adjust above the share cap if stockholder approval is obtained.

Q:
What if stockholder approval is not obtained at the Special Meeting?

A:
Unless we obtain stockholder approval of these potential issuances of shares of common stock above the share cap, the conversion rate on the notes cannot exceed 362.3188 shares per $1,000 in principal amount of the notes, which is equivalent to a conversion price of $2.76 per share. In addition under the terms of the indenture, if our stockholders do not approve the proposal submitted to them at this Special Meeting, we are required to re-submit the proposal for approval by our stockholders at our next regular annual meeting of stockholders (which will be held no later than 230 days after the Special Meeting). If the proposal is not then approved, we are required, under the indenture, to resubmit the proposal for approval by our stockholders within successive 180 day intervals thereafter over the term of the notes until the proposal is either approved or the notes are no longer outstanding. If the proposal is resubmitted for approval by our stockholders, we will have to pay all the costs (including, but not limited to, legal fees, printing fees, mailing or distribution costs and other meeting costs) in connection with all such future meetings to reconsider the proposal until the proposal is either approved or the notes are no longer outstanding. In addition, we will be impacted by the continuing diversion of management resources needed to attend to all such future meetings.

Q:
Are there other penalties or costs to us besides the costs involved with any future meetings, if stockholder approval is not obtained?

A:
No. While the terms of the indenture for the notes provide for additional cash payments to be made to holders of the notes upon conversion if stockholder approval is not obtained and either of the following occurs:
•
after June 18, 2009, the price of our common stock is below $2.76; or

•
the conversion price on the notes would have dropped below $2.76 as a result of the additional shares issued pursuant to conversion in connection with a fundamental change but for the share cap,

  such payments are, in each case, subject to compliance with the listing rules of the NASDAQ Global Market (and any other applicable eligible securities exchange on which our common stock is then listed or traded). The NASDAQ Global Market has told us that such payments would not be in compliance with its listing rules. Accordingly, we will not make such payments.

Q:
What is the vote required for approval of the proposal?

A:
The affirmative vote of the holders of a majority of our common stock having voting power present, in person or represented by proxy at the Special Meeting is required for approval of this proposal. For purposes of this proposal, abstentions will have the same effect as a negative vote and broker non-votes will not have any effect (other than to reduce the number of affirmative votes required to approve the proposal).

Q:
What is the recommendation of the Board of Directors?

A:
The Board of Directors recommends that you vote "FOR" the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information about beneficial ownership of our common stock as of August 1, 2008 unless otherwise noted, by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock, each director, each executive officer, including the named executive officers named in our proxy statement in connection with our 2007 fiscal year and all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Total(3)
Waddell & Reed Financial, Inc.(4)	8,229,250	9.4
Wells Fargo & Company(5)	7,886,655	9.0
Security Investors, LLC(6)	6,961,400	8.0
Warren A. Stephens(7)	5,573,380	6.4
Highbridge Capital Management, LLC(8)	4,683,993	5.3
Bel Ventures Inc.(9)	4,370,052	5.0
Steven J. Goldman	2,584,566	3.0
Jon E.M. Jacoby(10)	1,590,057	1.8
William T. Yeates (former Chief Executive Officer)(11)	1,483,745	1.7
Brad W. Godfrey(12)	792,895	*
Richard J. Thompson	562,000	*
Jeffrey J. Kyle (former Chief Financial Officer)(11)	252,509	*
Randall H. Holliday	233,791	*
Kendall R. Bishop	207,317	*
Jay Walters	175,523	*
Linda C. Heller(13)	150,000	*
Mark Melliar-Smith	80,167	*
Alexander Levran	44,681	*
Gayla J. Delly	42,000	*
Paul Ross (former Chief Financial Officer)(11)	0	0
All current executive officers and directors as a group (11 persons)(2)	6,462,997	7.4

*
Less than 1%

(1)
The addresses for the listed beneficial owners are as follows: for Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas, 66202; for Wells Fargo & Company, 420 Montgomery Street, San Francisco, California, 94104; for Security Investors, LLC, One Security Benefit Place, Topeka, Kansas, 66636; for Warren A. Stephens, 111 Center Street, Little Rock, Arkansas, 72201; for Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York, 10019; for Bel Ventures Inc., 206 Van Vorst Street, Jersey City, New Jersey, 07302; for Jon E.M. Jacoby, c/o the Stephens Group, LLC, 100 Morgan Keegan Drive, Little Rock, Arkansas, 72202;

  and for each other listed stockholder, c/o the Company, 740 Calle Plano, Camarillo, California, 93012.

(2)
Includes options to exercise shares of common stock held by the following individuals, and all executive officers and directors as a group, that were exercisable on or within 60 days after August 1, 2008, as follows: Godfrey 320,000; Holliday 185,000; Walters 152,500; Bishop 145,000; Kyle 65,000; Melliar-Smith 62,500; Jacoby 50,000; Delly 30,000; and all current executive officers and directors as a group 1,010,000. Gives effect to the three-for-two and two-for-one splits of our common stock effected during 2000.

(3)
Under Rule 13d-3 of the Securities and Exchange Act of 1934 (the "Exchange Act"), certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after August 1, 2008 are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership of voting power with respect to the number of shares of common stock actually outstanding at the record date.

(4)
Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 1, 2008, by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company. According to such filing, Waddell & Reed Financial, Inc. identifies itself as having indirect sole voting and dispositive power over the shares.

(5)
Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 4, 2008 by Wells Fargo & Company on its own behalf and on behalf of Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association. According to such filing, Wells Fargo & Company beneficially owns 7,886,655 shares and has sole voting power over 7,829,555 shares and sole dispositive power over 7,844,887 shares.

(6)
Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2008 by Security Investors, LLC. According to such filing, Security Investors, LLC identifies itself as a registered investment adviser with sole voting and dispositive power over the shares.

(7)
Based on Amendment No. 10 to Schedule 13D filed with the SEC on June 25, 2008 by Warren A. Stephens, Co-Chairman of SF Holding Corp., and President and Chief Executive Officer of Stephens Inc., and other joint filing parties. Of the 5,573,380 shares, Mr. Stephens has sole voting and dispositive power over 5,102,451 shares, and shared voting and dispositive power over 470,929 shares. The 5,573,380 shares includes 130,171 shares owned by Warren Miles Amerine Stephens Trust, 130,171 shares owned by John Calhoun Stephens Trust, and 130,171 shares owned by Laura Whitaker Stephens Trust, each trust as to which Mr. Stephens, as sole trustee, has sole voting and dispositive power, 143,389 shares owned by Jackson T. Stephens Trust No. One as to which Mr. Stephens, as co-trustee, has shared voting and dispositive power, 3,411,818 shares owned by Stephens Investments Holdings LLC as to which Mr. Stephens as manager, has sole voting and dispositive power, and 200,120 shares owned by Warren A. Stephens IRA as to which Mr. Stephens has sole voting and dispositive power. Also includes 8,347 shares owned by Stephens Investment Partners 2000A LLC, 12,095 shares owned by Stephens Investment Partners 2000B LLC, and 355 shares owned by Stephens Investment Partners 2001B LLC, as to which

  Mr. Stephens, as co-manager of each LLC, has shared voting and dispositive power. Also includes 85,804 shares held by Stephens Inc. in discretionary customer accounts as to which Mr. Stephens, as President of Stephens Inc., has shared voting and dispositive power, and 220,939 shares owned by Warren and Harriet Stephens Children's Trust for benefit of reporting person's children as to which Mr. Stephens may be deemed to have shared voting and dispositive power. Also includes 600,000 shares held by Stephens Inc., as to which Mr. Stephens has sole voting and dispositive power. Also includes 500,000 shares which may be acquired upon exercise of warrants held by PWER Bridge, LLC, which are exercisable within 60 days after August 1, 2008. Mr. Stephens owns 100% of PWER Bridge, LLC.

(8)
Based on Schedule 13G filed with the SEC on June 20, 2008 by Highbridge Capital Management, LLC and other joint filing parties. According to such filing, (i) Highbridge International LLC beneficially owns $15,000,000 aggregate principal amount of the 8% Senior Secured Convertible Notes due 2013, convertible into 4,573,200 shares of our common stock, (ii) STAR, L.P. beneficially owns 1,605 shares of common stock, and (iii) Highbridge Statistical Opportunities Master Fund, L.P. beneficially owns 109,188 shares of common stock, and (iv) each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca may be deemed the beneficial owner of the shares owned by Highbridge International LLC, STAR, L.P., and Highbridge Statistical Opportunities Master Fund, L.P and have shared voting and dispositive power over such shares. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC, STAR, L.P., and Highbridge Statistical Opportunities Master Fund, L.P. Glenn Dubin and Henry Swieca are the Chief Executive Officer and Chief Investment Officer of Highbridge Capital Management, LLC, respectively.

(9)
Based on Amendment No. 2 to Schedule 13D filed with the SEC on June 17, 2008 by Bel Fuse, Inc. and Bel Ventures Inc., a wholly-owned subsidiary of Bel Fuse Inc. According to such filing, the shares are owned directly by Bel Ventures Inc. and Bel Fuse, Inc. and Bel Ventures Inc. have shared voting and dispositive power over the shares.

(10)
Includes: 245,322 shares beneficially owned by Nicholas M. Stephens Trust AAAA and 245,322 shares owned by JT Stephens III Trust AAAA, as to which Mr. Jacoby has sole voting and dispositive power; 3,545 shares owned by Nicholas M. Stephens Trust AAAA and 3,545 shares owned by J.T. Stephens III Trust AAAA as to which Mr. Jacoby has sole voting and dispositive power; 45,000 shares owned by Susan Stephens Campbell 1995 Trust UID 12/4/95, 45,000 shares owned by Craig D. Campbell, Jr. 1995 Trust UID 12/4/95 and 45,000 shares owned by Elizabeth Chisum Campbell 1995 Trust UID 12/4/95, as to which Mr. Jacoby, as a co-trustee of these trusts with Robert L. Schulte, has shared voting and dispositive power; 19,585 shares owned by Susan Stephens Campbell 2004 Trust, 19,585 shares owned by Craig D. Campbell, Jr. 2004 Trust and 19,585 shares owned by Elizabeth Chisum Campbell 2004 Trust, as to which Mr. Jacoby, as a co-trustee of these trusts with Emon Mahoney has shared voting and dispositive power; 295,451 shares beneficially owned by Jacoby Enterprises, Inc. to which Mr. Jacoby has sole voting and dispositive power; 132,955 shares owned by Jacoby Enterprises, Inc. as to which Mr. Jacoby has sole voting and dispositive power; 283,544 shares beneficially owned by Coral Two Corporation as to which Mr. Jacoby has sole voting and dispositive power; 30,566 shares owned by Delaware Charter Guarantee & Trust F/B/O Jon E.M. Jacoby Keogh as to which Mr. Jacoby has sole voting and dispositive power; 77,048 shares beneficially owned by Mr. Jacoby as to which Mr. Jacoby has sole voting and dispositive power; 8,322 shares owned by Mr. Jacoby as to which Mr. Jacoby has sole voting and dispositive power; and 20,682 shares owned by J&J Partners as to which Mr. Jacoby has sole voting and dispositive power.

(11)
Mr. Yeates resigned as a director and as our chief executive officer on February 19, 2008, Mr. Ross resigned as our chief financial officer on March 16, 2007, and Mr. Kyle resigned as our chief financial officer on July 31, 2008. The number of shares held by Mr. Yeates, Mr. Ross, and Mr. Kyle in the table above have not been included in the total calculation for all current executive officers and directors as a group.

(12)
Of the number of shares owned by Mr. Godfrey, 254,508 shares are held in a margin account at a brokerage firm. Under the terms of the margin account agreement, stocks and other assets held in the account may be pledged to secure margin obligations under the account.

(13)
Linda C. Heller was appointed Sr. Vice President-Finance, Treasurer, and Chief Financial Officer effective July 31, 2008.

OTHER MATTERS

        The Board of Directors does not intend to present any items of business other than as stated in the Notice of Special Meeting. If any other matters properly come before the stockholders at this Special Meeting, including a motion to adjourn the meeting to another time or place to solicit additional proxies in favor of the recommendation of the Board of Directors, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board of Directors may recommend and authority to do so is included in the proxy. If we do not obtain a quorum at the Special Meeting, we may or may not decide to adjourn the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE
SPECIAL MEETING

        The proxy statement for the Special Meeting will be available at www.power-one.com under "Investors/SEC Filings."

By Order of the Board of Directors,

Randall H. Holliday Secretary

Camarillo, California
August 5, 2008

POWER-ONE, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned having duly received the Notice of Special Meeting and the Proxy Statement, hereby appoints the Chief Executive Officer, Richard J. Thompson, and the Secretary and General Counsel, Randall H. Holliday, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on August 1, 2008, at the Special Meeting of Stockholders to be held on Tuesday, September 9, 2008 at the Courtyard Marriott, 4994 Verdugo Way, Camarillo, California at 8:00 a.m. Los Angeles time, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

POWER-ONE, INC.

September 9, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/    Please detach along perforated line and mail in the envelope provided.    \/

20430300000000000000 2	050404

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To approve an increase in the number of shares of common stock issuable upon conversion of our 8% Senior Secured Convertible Notes due 2013.
FOR	AGAINST	ABSTAIN
☐	☐	☐

2. The Proxies are authorized to vote in accordance with the recommendations of the Board of Directors on such other business as may properly come before the meeting, including a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING—The proxy statement for the Special Meeting will be available at www.power-one.com under "Investors/SEC Filings."
This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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OTHER MATTERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING